UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2020

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Suite 100 San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GLUU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2020, Glu Mobile Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 15,000,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares were sold at a per share public offering price of $9.25. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 2,250,000 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, lock-up provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-238876) that automatically became effective upon filing by the Company with the Securities and Exchange Commission (“SEC”) on June 2, 2020.

The Company estimates that net proceeds from the Offering will be approximately $131.9 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions. However, the Company has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction. The Company expects the Offering to close on June 8, 2020, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP relating to the validity of the Shares in connection with the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01. Other Events.

On June 2, 2020, the Company issued a press release announcing the launch of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On June 3, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated June 3, 2020

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release dated June 2, 2020

99.2	Press release dated June 3, 2020

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements the Company makes regarding the sale of its common stock, its ability to satisfy the customary closing conditions and complete the Offering, and the anticipated use of the net proceeds from the Offering. Statements including words such as “anticipate,”, “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “continue,” “expect,” “likely,” “may”, “should,” “will,” or “ongoing” and all statements other than statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ materially from those expressed or implied in such forward-looking statements, including risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering; and those factors described under the heading “Risk Factors” in documents the Company files from time to time with the SEC, including in the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, the prospectus supplement related to the Offering, and subsequent filings with the SEC. These forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: June 4, 2020	By:	/s/ Scott J. Leichtner
Name: Scott J. Leichtner
Title: Vice President and General Counsel